UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2019

XPRESSPA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 12th Floor

New York, New York 10017

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (646) 525-4319

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modifications of Rights of Security Holders.

The information set forth in Item 5.03 is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

Amendment to Amended and Restated Certificate of Incorporation

On February 22, 2019, XpresSpa Group, Inc. (the “Company”) filed a certificate of amendment to its amended and restated certificate of incorporation with the Secretary of State of the State of Delaware to effect a 1-for-20 reverse stock split of the Company’s shares of common stock. Such amendment and ratio were previously approved by the Company’s stockholders and board of directors, respectively.

As a result of the reverse stock split, every twenty (20) shares of the Company’s pre-reverse split common stock will be combined and reclassified into one (1) share of common stock. Proportionate voting rights and other rights of common stock holders will not be affected by the reverse stock split. Stockholders who would otherwise hold a fractional share of common stock will receive payment in cash in lieu of any such resulting fractional shares of common stock as the post-reverse split amounts of common stock will be rounded down to the nearest full share. Such cash payment in lieu of a fractional share of common stock will be calculated by multiplying such fractional interest in one share of common stock by the closing trading price of the Company’s common stock on the trading day immediately preceding the effective date of the reverse stock split, and rounded to the nearest cent. No fractional shares will be issued in connection with the reverse stock split.

The reverse stock split will be effective at 5:00 p.m., Eastern Time, on February 22, 2019, and the Company’s common stock will trade on the Nasdaq Capital Market on a post-reverse split basis at the open of business on February 25, 2019. The Company’s post-reverse split common stock has a new CUSIP number (CUSIP No. 98420U604), but the par value and other terms of the common stock are not affected by the reverse stock split.

The Company’s transfer, American Stock Transfer & Trust Company, LLC, is acting as exchange agent for the reverse stock split.

On February 22, 2019, the Company issued a press release with respect to the reverse stock split, which is being filed as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the certificate of amendment to the amended and restated certificate of incorporation is being filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)                 Exhibits.

Exhibit
Number	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of XpresSpa Group, Inc., filed with the Secretary of State of the State of Delaware on February 22, 2019
99.1	Press Release Issued by XpresSpa Group, Inc. on February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPRESSPA GROUP, INC.

Dated: February 22, 2019	By:	/s/ Douglas Satzman
Name: Douglas Satzman
Title: Chief Executive Officer